INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement no. 33-64153 of Whitman Medical Corporation of our report dated February 4, 1995 and September 12, 1995 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Stockman Kast Ryan & Scruggs, P.C.

STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado

January 16, 1996